UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2008

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation

0-25033		63-1201350
(Commission		(IRS Employer
File Number)		Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	Zip Code)

(205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2008, the Board of Directors of Superior Bancorp, acting on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Mark A. Lee and Charles W. Roberts, III to serve as directors of Superior Bancorp and its subsidiary, Superior Bank, for terms expiring at the 2008 Annual Meeting of Stockholders of Superior Bancorp. Mr. Lee and Mr. Roberts have not been appointed to any committees of the Board of Directors at this time.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On January 30, 2008, Superior Bancorp issued a press release announcing the election of Mr. Lee and Mr. Roberts to the Board of Directors. The text of the press release is attached to this report as Exhibit 99. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99	Press Release of Superior Bancorp January 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman and Chief Executive Officer

Date: January 30, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press Release of Superior Bancorp dated January 30, 2008.